Registration No. 333-_______

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                           META FINANCIAL GROUP, INC.
             (Exact name of registrant as specified in its charter)

                DELAWARE                                  42-1406262
            (State or other                           (I. R. S. Employer
            jurisdiction of                             Identification
            incorporation or                               Number)
             organization)

                              121 EAST FIFTH STREET
                             STORM LAKE, IOWA 50588
               (Address of principal executive offices) (Zip Code)

                           META FINANCIAL GROUP, INC.
                           2002 OMNIBUS INCENTIVE PLAN
                (FORMERLY KNOWN AS FIRST MIDWEST FINANCIAL, INC.
                          2002 OMNIBUS INCENTIVE PLAN)

                            (Full title of the Plan)

                                 J. Tyler Haahr
                             Chief Executive Officer
                           Meta Financial Group, Inc.
                              121 East Fifth Street
                             Storm Lake, Iowa 50588
                     (Name and address of agent for service)

                                 (712) 732-4117
          (Telephone number, including area code, of agent for service)

                                   Copies to:
                            Jeffrey M. Werthan, Esq.
                           Katten Muchin Rosenman LLP
                        1025 Thomas Jefferson Street, NW
                              East Lobby, 7th Floor
                              Washington, DC 20007
                                 (202) 625-3569

                         Calculation of Registration Fee

     Title of securities       Amount to be     Proposed maximum      Proposed maximum    Amount of
      to be registered          Registered          offering           aggregate price   registration
                                   (1)         price per share (2)           (2)             fee
Common Stock, $ 0.01 par       200,000               $29.86              $5,972,422        $183.35
value                          shares


(1) This Registration Statement covers 200,000 shares of common stock, par value $.01 per share ("Common Stock") issued or available for issuance under the Meta Financial Group, Inc. 2002 Omnibus Incentive Plan, as amended (the "Plan"). Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the "Securities Act of 1933"), this Registration Statement also covers an indeterminate number of additional shares of Common Stock which may be issued under the adjustment provisions of the Plan.

(2) This calculation is made solely for the purpose of determining the registration fee pursuant to the provisions of Rule 457(c) and (h) under the Securities Act of 1933 as follows: (i) in the case of shares of Common Stock which may be purchased upon exercise of outstanding grants or options, the fee is calculated on the basis of the price at which the options or grants may be exercised, and (ii) in the case of shares of Common Stock for which options or grants have not yet been issued, and the option price of which is therefore unknown, the fee is calculated on the basis of the average of the high and low sale prices per share of the Common Stock on the National Market System of the National Association of Securities Dealers Automated Quotation System (NASDAQ) on March 15, 2007.

                          INTRODUCTORY STATEMENT UNDER
                       GENERAL INSTRUCTION (E) OF FORM S-8

This Registration Statement is being filed to register an additional 200,000 shares of common stock, par value $.01 per share ("Common Stock") available for issuance under the Meta Financial Group, Inc. 2002 Omnibus Incentive Plan, as amended (the "Plan"). As a result of an amendment to the Plan, which was approved by our stockholders on January 22, 2007, the number of shares of Common Stock authorized for issuance under the Plan was increased from 200,000 to 400,000. On November 3, 2003, we registered 200,000 shares of Common Stock for issuance under the Plan by a Registration Statement on Form S-8 (Registration Statement No. 333-110200). Pursuant to General Instruction (E) of Form S-8, the contents of Registration Statement No. 333-110200 are incorporated herein by reference.



                                     PART II

               Information Required in the Registration Statement

Item 8.  Exhibits


         Exhibit Number     Exhibits
         --------------     --------
         5.1                Opinion of Katten Muchin Rosenman LLP.
         23.1               Consent of McGladrey & Pullen, LLP, Independent
                            Registered Public Accounting Firm.
         23.2               Consent of Katten Muchin Rosenman LLP (included in
                            Exhibit 5.1).
         24.1               Power of Attorney (included in the signature pages
                            hereto).

                                   SIGNATURES
                                   ----------

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Storm Lake, State of Iowa, on this 19th day of March, 2007.



                                     META FINANCIAL GROUP, INC.


                                     By: /s/ J. TYLER HAAHR
                                        ----------------------------------------
                                             J. Tyler Haahr
                                             Chief Executive Officer (principal
                                             executive officer)
                                             and President

                                POWER OF ATTORNEY
                                -----------------

Each person whose signature appears below hereby constitutes and appoints J. Tyler Haahr and Jonathan M. Gaiser, and each of them severally, acting alone and without the other, his or her true and lawful attorneys-in-fact and agents, with full power of substitution, to sign on his or her behalf, individually and in each capacity stated below, all amendments and post-effective amendments to this Registration Statement on Form S-8 and to file the same, with all exhibits thereto and any other documents in connection therewith, with the Securities and Exchange Commission under the Securities Act of 1933, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as each might or could do in person, hereby ratifying and confirming each act that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


               Signature                                       Titles                              Date
                                            Chief Executive Officer (principal executive
/s/ J. TYLER HAAHR                          officer) and President                            March 13, 2007
----------------------------------------
J. Tyler Haahr

/s/ JAMES S. HAAHR                          Chairman of the Board                             March 14, 2007
----------------------------------------
James S. Haahr

/s/ E. WAYNE COOLEY                         Director                                          March 15, 2007
----------------------------------------
E. Wayne Cooley

/s/ E. THURMAN GASKILL                      Director                                          March 14, 2007
----------------------------------------
E. Thurman Gaskill

/s/ BRAD HANSON                             Director                                          March 13, 2007
----------------------------------------
Brad Hanson

/s/ FREDERICK V. MOORE                      Director                                          March 13, 2007
----------------------------------------
Frederick V. Moore

/s/ RODNEY G. MUILENBURG                    Director                                          March 13, 2007
----------------------------------------
Rodney G. Muilenburg

/s/ JEANNE PARTLOW                          Director                                          March 19, 2007
----------------------------------------
Jeanne Partlow

                                            Chief Financial Officer (principal financial
/s/ JONATHAN M. GAISER                      and accounting officer)                           March 19, 2007
----------------------------------------
Jonathan M. Gaiser


                                  EXHIBIT INDEX
                                  -------------
 Exhibit Number     Exhibits
 --------------     --------
 5.1                Opinion of Katten Muchin Rosenman LLP.
 23.1               Consent of McGladrey & Pullen, LLP, Independent Registered
                    Public Accounting Firm.
 23.2               Consent of Katten Muchin Rosenman LLP (included in Exhibit
                    5.1).
 24.1               Power of Attorney (included in the signature pages hereto).